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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 2018.

REGISTRATION NO. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10 and FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Form F-10
BROOKFIELD ASSET MANAGEMENT INC. BROOKFIELD FINANCE INC. (Exact name of Registrant as specified in its charter)	Form F-3 BROOKFIELD FINANCE LLC (Exact name of Registrant as specified in its charter)
ONTARIO (Province or other Jurisdiction of Incorporation or Organization)	DELAWARE (State or other Jurisdiction of Incorporation or Organization)
6512 (Primary Standard Industrial Classification Code Number, if applicable)	6512 (Primary Standard Industrial Classification Code Number, if applicable)
NOT APPLICABLE (I.R.S. Employer Identification Number, if applicable)	NOT APPLICABLE (I.R.S. Employer Identification Number, if applicable)
BROOKFIELD PLACE, 181 BAY STREET SUITE 300, P.O. BOX 762 TORONTO, ONTARIO M5J 2T3 (416) 363-9491 (Address and telephone number of Registrant's principal executive offices)	BROOKFIELD PLACE 250 VESEY STREET, 15th FLOOR NEW YORK, NEW YORK 10281-1023 (212) 417-7000 (Address and telephone number of Registrant's principal executive offices)

TORYS LLP
1114 AVENUE OF THE AMERICAS
NEW YORK, NY 10036
ATTENTION: ANDREW J. BECK & MILE T. KURTA
(212) 880-6000
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
TORYS LLP
1114 AVENUE OF THE AMERICAS
NEW YORK, NY 10036
ATTENTION: ANDREW J. BECK & MILE T. KURTA
(212) 880-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

Form F-10
Province of Ontario, Canada (Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box below):
A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)
1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
2.	☐

pursuant to Rule 467(b) on (      ) at (      ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (      ).

3.	☒

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

Form F-3

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Aggregate Offering Price(3)(4)	Amount of Registration Fee(5)

Debt Securities of Brookfield Asset Management Inc.

Guarantees by Brookfield Asset Management Inc. of Debt Securities of Brookfield Finance Inc.(1)

Guarantees by Brookfield Asset Management Inc. of Debt Securities of Brookfield Finance LLC(1)

Class A Preference Shares

Class A Limited Voting Shares

Debt Securities of Brookfield Finance Inc.

Debt Securities of Brookfield Finance LLC

Total	US$1,500,000,000	US$1,500,000,000	US$186,750

(1)
The guarantees issued by Brookfield Asset Management Inc. being registered hereon are being sold without separate consideration. Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees is payable.

(2)
There are being registered under this Registration Statement such indeterminate number of securities of the Registrants as shall have an aggregate initial offering price not to exceed US$1,500,000,000. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(3)
In United States dollars or the equivalent thereof in Canadian dollars.

(4)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

(5)
Pursuant to Rule 457(p) under the Securities Act, the Registrants are offsetting US$66,530 of previously paid registration fees against the registration fees due under this Registration Statement. The previously paid registration fees consist of (a) US$8,580 of remaining unused registration fees from the Registrants' registration statement on Forms F-10 and F-3 (File No. 333-215992) filed with the Securities and Exchange Commission on February 10, 2017 and amended on February 17, 2017 and February 24, 2017, and (b) an additional US$57,950 of unused registration fees for US$500,000,000 of unsold securities under the Registrants' registration statement on Forms F-10 and F-3 (File No. 333-220746) filed with the Securities and Exchange Commission on September 29, 2017. Accordingly, the Registrants have paid US$120,220 of registration fees in connection with this Registration Statement.

             Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained in this Registration Statement relates to the Registrant's Registration Statements on Forms F-10 and F-3 (File Nos. 333-215992 and 333-220746). This Registration Statement constitutes a post-effective amendment to such Registration Statements, and such post-effective amendment shall become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933.

             The Registrants hereby amend the Registration Statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission, and the prospectus contained herein is not complete and may be changed. These securities may not be offered or sold prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell in any U.S. state where the offer or sale is not permitted.

Amendment No. 2 dated April 24, 2018 to the Short Form Base Shelf Prospectus dated February 17, 2017, as amended by Amendment No. 1 dated September 29, 2017

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This amendment, together with the short form base shelf prospectus dated February 17, 2017, as amended by Amendment No. 1 dated September 29, 2017 constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

US$5,500,000,000

BROOKFIELD ASSET MANAGEMENT INC.	BROOKFIELD FINANCE INC.	BROOKFIELD FINANCE LLC
Debt Securities Class A Preference Shares Class A Limited Voting Shares	Debt Securities Unconditionally guaranteed as to payment of principal, premium, if any, and interest by Brookfield Asset Management Inc.	Debt Securities Unconditionally guaranteed as to payment of principal, premium, if any, and interest by Brookfield Asset Management Inc.

The short form base shelf prospectus of the Company, BFI and US LLC dated February 17, 2017, as amended by Amendment No. 1 dated September 29, 2017 (the "Prospectus") is further amended by providing that the maximum aggregate offering amount of securities that may be offered and issued from time to time under the Prospectus is increased from US$4,000,000,000 to US$5,500,000,000 and, in particular, deleting the references to US$4,000,000,000 contained in the Prospectus and substituting therefor "US$5,500,000,000". Capitalized terms used and not defined in this amendment have the meanings ascribed to them in the Prospectus.

The Company and BFI are permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with the Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements included or incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") and thus may not be comparable to financial statements of U.S. companies.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are residents in Canada or are residents in, or citizens of, the United States may not be described fully herein or in a Prospectus Supplement. Prospective investors should consult their own tax advisors with respect to their particular circumstances.

The enforcement by investors of civil liabilities under the U.S. federal securities laws may be affected adversely by the fact that the Company and BFI are incorporated or organized under the laws of the Province of Ontario, that some or all of their officers and directors may be residents of Canada, that some or all of the underwriters or experts named in the registration statement may be residents of Canada and that all or a substantial portion of the assets of such Issuers and such persons may be located outside the United States.

See "Cautionary Note Regarding Forward-Looking Information" and "Risk Factors" beginning on pages iii and 2 of the base shelf prospectus, and the documents incorporated herein by reference for a discussion of certain risks that you should consider in connection with an investment in these Securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ANY U.S. STATE SECURITIES COMMISSION, OR ANY CANADIAN REGULATORY AUTHORITY, NOR HAS THE COMMISSION, ANY U.S. STATE SECURITIES COMMISSION OR ANY CANADIAN SECURITIES REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The text in the Prospectus, as so amended, reads as follows:

"During the 25-month period that this short form base shelf prospectus, including any amendments hereto (this "Prospectus"), remains effective, (i) each of Brookfield Asset Management Inc. (the "Company"), Brookfield Finance Inc. ("BFI") and Brookfield Finance LLC ("US LLC", and together with the Company and BFI, the "Issuers" and each an "Issuer") may from time to time offer and issue (i) unsecured debt securities (the "BAM Debt Securities", "BFI Debt Securities" and "US LLC Debt Securities", respectively, and collectively the "Debt Securities") and (ii) the Company may from time to time offer and issue Class A Preference Shares ("Preference Shares") and Class A Limited Voting Shares ("Class A Shares", and together with the Preference Shares and Debt Securities, the "Securities"). The BFI Debt Securities and the US LLC Debt Securities will be fully and unconditionally guaranteed as to payment of principal, premium (if any) and interest and certain other amounts by the Company.

Collectively, the Issuers may offer and issue Securities either separately or together, in one or more series in an aggregate principal amount of up to US$5,500,000,000 (or the equivalent in other currencies or currency units) or, if any Debt Securities are offered at an original issue discount, such greater amount as shall result in an aggregate offering price of US$5,500,000,000. Securities of any series may be offered in such amount and with such terms as may be determined in light of market conditions. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to be delivered to purchasers together with this Prospectus, and may include, where applicable (i) in the case of Debt Securities, the specific designation, aggregate principal amount, denomination (which may be in United States dollars, in any other currency or in units based on or relating to foreign currencies), maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any terms for redemption at the option of the Issuer or the holders, any terms for sinking fund payments, any listing on a securities exchange, the initial public offering price (or the manner of determination thereof if offered on a non-fixed price basis) and any other specific terms, (ii) in the case of the Preference Shares, the designation of the particular class, series, aggregate principal amount, the number of shares offered, the issue price, the dividend rate, the dividend payment dates, any terms for redemption at the option of the Company or the holder, any exchange or conversion terms and any other specific terms, and (iii) in the case of Class A Shares, the number of shares offered, the issue price and any other specific terms. Each such Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of each such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains. The Issuers have filed an undertaking with the securities regulatory authorities in each of the provinces of Canada that they will not distribute, under this Prospectus, Securities that, at the time of distribution, are novel without pre-clearing the disclosure to be contained in the Prospectus Supplement, pertaining to the distribution of such Securities, with the applicable regulator."

The Prospectus is also amended by adding to the end of the content in the section "Ratio of Earnings to Fixed Charges" the following:

"The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding (a) earnings from continuing operations before income taxes, (b) fixed charges (as defined below) and (c) dividend income of equity investees; and then subtracting (a) interest capitalized and (b) preferred stock dividend requirements of subsidiaries.

Fixed charges were calculated by adding (a) interest expensed and capitalized and (b) preferred stock dividend requirements of subsidiaries.

Year ended December 31, 2017
Ratio of earnings to fixed charges	2.2x"

C-2

SUPPLEMENTARY INFORMATION

        The following documents, filed with the securities regulatory authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in, and form an integral part of, the Prospectus:

  (a)
  the Company's annual information form for the financial year ended December 31, 2017, filed on SEDAR on April 2, 2018;

  (b)
  the Company's audited comparative consolidated financial statements and the notes thereto for the fiscal years ended December 31, 2017 and 2016, together with the accompanying auditor's report thereon;

  (c)
  the management's discussion and analysis for the audited comparative consolidated financial statements referred to in paragraph (b) above; and

  (d)
  the Company's management information circular, dated May 1, 2017.

        On January 17, 2018, BFI issued US$650 million of notes due 2028 and US$350 million of notes due 2047. Except as otherwise described herein or in the documents incorporated by reference to the Prospectus as referred to above, no material changes have occurred since December 31, 2017.

EXPERTS

        The consolidated financial statements as at December 31, 2017 and 2016, and for each of the two years in the period ended December 31, 2017, incorporated in the Prospectus by reference from the Company's Annual Report on Form 40-F, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario, M5H 0A9.

        Deloitte LLP is independent of the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and within the meaning of the applicable rules and regulations adopted by the Public Company Accounting Oversight Board (United States) and the United States Securities and Exchange Commission.

C-3

Amendment No. 1 dated September 29, 2017 to the Short Form Base Shelf Prospectus dated February 17, 2017

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This amendment, together with the short form base shelf prospectus dated February 17, 2017, constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

US$4,000,000,000

BROOKFIELD ASSET MANAGEMENT INC.	BROOKFIELD FINANCE INC.	BROOKFIELD FINANCE LLC
Debt Securities Class A Preference Shares Class A Limited Voting Shares	Debt Securities Unconditionally guaranteed as to payment of principal, premium, if any, and interest by Brookfield Asset Management Inc.	Debt Securities Unconditionally guaranteed as to payment of principal, premium, if any, and interest by Brookfield Asset Management Inc.

The short form base shelf prospectus of the Company, BFI and US LLC dated February 17, 2017 (the "Prospectus") is amended by providing that the maximum aggregate offering amount of securities that may be offered and issued from time to time under the Prospectus is increased from US$2,500,000,000 to US$4,000,000,000 and, in particular, deleting the references to US$2,500,000,000 contained in the Prospectus and substituting therefor "US$4,000,000,000". Capitalized terms used and not defined in this amendment have the meanings ascribed to them in Prospectus.

The Company and BFI are permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with the Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements included or incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") and thus may not be comparable to financial statements of U.S. companies.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are residents in Canada or are residents in, or citizens of, the United States may not be described fully herein or in a Prospectus Supplement. Prospective investors should consult their own tax advisors with respect to their particular circumstances.

The enforcement by investors of civil liabilities under the U.S. federal securities laws may be affected adversely by the fact that the Company and BFI are incorporated or organized under the laws of the Province of Ontario, that some or all of their officers and directors may be residents of Canada, that some or all of the underwriters or experts named in the registration statement may be residents of Canada and that all or a substantial portion of the assets of such Issuers and such persons may be located outside the United States.

See "Cautionary Note Regarding Forward-Looking Information" and "Risk Factors" beginning on pages iii and 1 for a discussion of certain risks that you should consider in connection with an investment in these Securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ANY U.S. STATE SECURITIES COMMISSION, OR ANY CANADIAN REGULATORY AUTHORITY, NOR HAS THE COMMISSION, ANY U.S. STATE SECURITIES COMMISSION OR ANY CANADIAN SECURITIES REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The text in the Prospectus, as so amended, reads as follows:

"During the 25-month period that this short form base shelf prospectus, including any amendments hereto (this "Prospectus"), remains effective, (i) each of Brookfield Asset Management Inc. (the "Company"), Brookfield Finance Inc. ("BFI") and Brookfield Finance LLC ("US LLC", and together with the Company and BFI, the "Issuers" and each an "Issuer") may from time to time offer and issue (i) unsecured debt securities (the "BAM Debt Securities", "BFI Debt Securities" and "US LLC Debt Securities", respectively, and collectively the "Debt Securities") and (ii) the Company may from time to time offer and issue Class A Preference Shares ("Preference Shares") and Class A Limited Voting Shares ("Class A Shares", and together with the Preference Shares and Debt Securities, the "Securities"). The BFI Debt Securities and the US LLC Debt Securities will be fully and unconditionally guaranteed as to payment of principal, premium (if any) and interest and certain other amounts by the Company.

Collectively, the Issuers may offer and issue Securities either separately or together, in one or more series in an aggregate principal amount of up to US$4,000,000,000 (or the equivalent in other currencies or currency units) or, if any Debt Securities are offered at an original issue discount, such greater amount as shall result in an aggregate offering price of US$4,000,000,000. Securities of any series may be offered in such amount and with such terms as may be determined in light of market conditions. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to be delivered to purchasers together with this Prospectus, and may include, where applicable (i) in the case of Debt Securities, the specific designation, aggregate principal amount, denomination (which may be in United States dollars, in any other currency or in units based on or relating to foreign currencies), maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any terms for redemption at the option of the Issuer or the holders, any terms for sinking fund payments, any listing on a securities exchange, the initial public offering price (or the manner of determination thereof if offered on a non-fixed price basis) and any other specific terms, (ii) in the case of the Preference Shares, the designation of the particular class, series, aggregate principal amount, the number of shares offered, the issue price, the dividend rate, the dividend payment dates, any terms for redemption at the option of the Company or the holder, any exchange or conversion terms and any other specific terms, and (iii) in the case of Class A Shares, the number of shares offered, the issue price and any other specific terms. Each such Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of each such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains. The Issuers have filed an undertaking with the securities regulatory authorities in each of the provinces of Canada that they will not distribute, under this Prospectus, Securities that, at the time of distribution, are novel without pre-clearing the disclosure to be contained in the Prospectus Supplement, pertaining to the distribution of such Securities, with the applicable regulator."

The Prospectus is also amended by deleting the second paragraph on page ii of the Prospectus in its entirety and replacing it with the following:

"Any documents of the Company, and if applicable, BFI and US LLC, of the type described in item 11.1 of Form 44-101F1 — Short Form Prospectus, and any "template version" of "marketing materials" (each as defined in National Instrument 41-101 — Distribution Requirements ("NI 41-101")), that are required to be filed by the Company, and if applicable, BFI and US LLC, with the securities regulatory authorities in Canada, after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus. Each annual report on Form 40-F filed by the Company will be incorporated by reference into this Prospectus and the U.S. registration statement of which it forms a part. In addition, any report on Form 6-K filed by the Company with the Commission after the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus and the U.S. registration statement of which it forms a part if and to the extent expressly provided in such report. The Company's reports on Form 6-K and its annual report on Form 40-F are available at the Commission's website at www.sec.gov."

The Prospectus is also amended by adding to the end of the content in the section "Ratio of Earnings to Fixed Charges" the following:

"The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding (a) earnings from continuing operations before income taxes, (b) fixed charges (as defined below) and (c) dividend income of equity investees; and then subtracting (a) interest capitalized and (b) preferred stock dividend requirements of subsidiaries.

Fixed charges were calculated by adding (a) interest expensed and capitalized and (b) preferred stock dividend requirements of subsidiaries.

	Six months ended June 30, 2017	Year ended December 31, 2016
Ratio of earnings to fixed charges	1.8x	1.7x"

2

 SUPPLEMENTARY INFORMATION

        The following documents, filed with the securities regulatory authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in, and form an integral part of, the Prospectus:

  (a)
  the Company's annual information form for the financial year ended December 31, 2016, dated March 31, 2017;

  (b)
  the Company's audited comparative consolidated financial statements and the notes thereto for the fiscal years ended December 31, 2016 and 2015, together with the accompanying auditor's report thereon;

  (c)
  the management's discussion and analysis for the audited comparative consolidated financial statements referred to in paragraph (b) above;

  (d)
  the Company's unaudited comparative interim consolidated financial statements for the three and six months ended June 30, 2017 and 2016;

  (e)
  the management's discussion and analysis for the unaudited comparative interim consolidated financial statements referred to in paragraph (d) above; and

  (f)
  the Company's management information circular, dated May 1, 2017.

        On September 13, 2017, the Company issued C$300 million of Class A Preferred Shares, Series 48. On September 14, 2017, BFI issued US$550 million of notes due 2047. Except as otherwise described herein or in the documents incorporated by reference to the Prospectus as referred to above, no material changes have occurred since June 30, 2017.

EXPERTS

        The consolidated financial statements as at December 31, 2016 and 2015, and for each of the two years in the period ended December 31, 2016, incorporated in the Prospectus by reference from the Company's Annual Report on Form 40-F, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte LLP are located at 22 Adelaide Street West, Toronto, Ontario, M5H 0A9.

        Deloitte LLP is independent of the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and within the meaning of the applicable rules and regulations adopted by the Public Company Accounting Oversight Board (United States) and the United States Securities and Exchange Commission.

3

Base Shelf Prospectus

New Issue	February 17, 2017

SHORT FORM BASE SHELF PROSPECTUS

US$2,500,000,000

BROOKFIELD ASSET MANAGEMENT INC.	BROOKFIELD FINANCE INC.	BROOKFIELD FINANCE LLC
Debt Securities Class A Preference Shares Class A Limited Voting Shares	Debt Securities Unconditionally guaranteed as to payment of principal, premium, if any, and interest by Brookfield Asset Management Inc.	Debt Securities Unconditionally guaranteed as to payment of principal, premium, if any, and interest by Brookfield Asset Management Inc.

During the 25-month period that this short form base shelf prospectus, including any amendments hereto (this "Prospectus"), remains effective, (i) each of Brookfield Asset Management Inc. (the "Company"), Brookfield Finance Inc. ("BFI") and Brookfield Finance LLC ("US LLC", and together with the Company and BFI, the "Issuers" and each an "Issuer") may from time to time offer and issue (i) unsecured debt securities (the "BAM Debt Securities", "BFI Debt Securities" and "US LLC Debt Securities", respectively, and collectively the "Debt Securities") and (ii) the Company may from time to time offer and issue Class A Preference Shares ("Preference Shares") and Class A Limited Voting Shares ("Class A Shares", and together with the Preference Shares and Debt Securities, the "Securities"). The BFI Debt Securities and the US LLC Debt Securities will be fully and unconditionally guaranteed as to payment of principal, premium (if any) and interest and certain other amounts by the Company.

The Company and BFI are permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with the Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements included or incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") and thus may not be comparable to financial statements of U.S. companies.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are residents in Canada or are residents in, or citizens of, the United States may not be described fully herein or in a Prospectus Supplement. Prospective investors should consult their own tax advisors with respect to their particular circumstances.

The enforcement by investors of civil liabilities under the U.S. federal securities laws may be affected adversely by the fact that the Company and BFI are incorporated or organized under the laws of the Province of Ontario, that some or all of their officers and directors may be residents of Canada, that some or all of the underwriters or experts named in the registration statement may be residents of Canada and that all or a substantial portion of the assets of such Issuers and such persons may be located outside the United States.

See "Cautionary Note Regarding Forward-Looking Information" and "Risk Factors" beginning on pages iii and 2 for a discussion of certain risks that you should consider in connection with an investment in these Securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ANY U.S. STATE SECURITIES COMMISSION, OR ANY CANADIAN REGULATORY AUTHORITY, NOR HAS THE COMMISSION, ANY U.S. STATE SECURITIES COMMISSION OR ANY CANADIAN SECURITIES REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Collectively, the Issuers may offer and issue Securities either separately or together, in one or more series in an aggregate principal amount of up to US$2,500,000,000 (or the equivalent in other currencies or currency units) or, if any Debt Securities are offered at an original issue discount, such greater amount as shall result in an aggregate offering price of US$2,500,000,000. Securities of any series may be offered in such amount and with such terms as may be determined in light of market conditions. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to be delivered to purchasers together with this Prospectus, and may include, where applicable (i) in the case of Debt Securities, the specific designation, aggregate principal amount, denomination (which may be in United States dollars, in any other currency or in units based on or relating to foreign currencies), maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any terms for redemption at the option of the Issuer or the holders, any terms for sinking fund payments, any listing on a securities exchange, the initial public offering price (or the manner of determination thereof if offered on a non-fixed price basis) and any other specific terms, (ii) in the case of the Preference Shares, the designation of the particular class, series, aggregate principal amount, the number of shares offered, the issue price, the dividend rate, the dividend payment dates, any terms for redemption at the option of the Company or the holder, any exchange or conversion terms and any other specific terms, and (iii) in the case of Class A Shares, the number of shares offered, the issue price and any other specific terms. Each such Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of each such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains. The Issuers have filed an undertaking with the securities regulatory authorities in each of the provinces of Canada that they will not distribute, under this Prospectus, Securities that, at the time of distribution, are novel without pre-clearing the disclosure to be contained in the Prospectus Supplement, pertaining to the distribution of such Securities, with the applicable regulator.

The Company's and BFI's head and registered offices are at Suite 300, Brookfield Place, 181 Bay Street, P.O. Box 762, Toronto, Ontario, M5J 2T3. The US LLC's head and registered office is at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023.

The Issuers may sell the Securities to or through underwriters or dealers or directly to investors or through agents. The Prospectus Supplement relating to each series of offered Securities will identify each person who may be deemed to be an underwriter with respect to such series and will set forth the terms of the offering of such series, including, to the extent applicable, the initial public offering price, the proceeds to the applicable Issuer, the underwriting commissions and any other concessions to be allowed or reallowed to dealers. The managing underwriter or underwriters with respect to each series sold to or through underwriters will be named in the related Prospectus Supplement.

In connection with any underwritten offering of Securities, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See "Plan of Distribution".

The outstanding Class A Preference Shares, Series 2, Series 4, Series 8, Series 9, Series 13, Series 17, Series 18, Series 24, Series 25, Series 26, Series 28, Series 30, Series 32, Series 34, Series 36, Series 37, Series 38, Series 40, Series 42, Series 44 and Series 46 are listed on the Toronto Stock Exchange. The outstanding Class A Shares are listed for trading on the New York, Toronto and NYSE Euronext stock exchanges.

US LLC, certain directors of the Company and certain managers of US LLC (collectively, the "Non-Residents") are incorporated, continued or otherwise organized under the laws of a non-Canadian jurisdiction or reside outside of Canada. Although each of the Non-Residents has appointed the Company, Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3, as its agent for service of process in Ontario, it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a non-Canadian jurisdiction or resides outside of Canada, even if the Non-Resident has appointed an agent for service of process. See "Agent for Service of Process".

There is no market through which the Debt Securities or the Preference Shares may be sold and purchasers may not be able to resell Debt Securities or Preference Shares purchased under this Prospectus. This may affect the pricing of the Debt Securities or the Preference Shares in the secondary market, the transparency and availability of trading prices, the liquidity of the Debt Securities or the Preference Shares, and the extent of issuer regulation. See "Risk Factors".

        In this Prospectus, unless the context otherwise indicates, references to the "Company" refer to Brookfield Asset Management Inc. and references to "we", "us", "our" and "Brookfield" refer to the Company and its direct and indirect subsidiaries including BFI and US LLC. All dollar amounts set forth in this Prospectus and any Prospectus Supplement are in U.S. dollars, except where otherwise indicated.

        This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

        No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Corporate Secretary of the Company at Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3, Telephone: (416) 363-9491, and are also available electronically at the Canadian Securities Administrators' Website at www.sedar.com.

i

 DOCUMENTS INCORPORATED BY REFERENCE

        The following documents, filed with the securities regulatory authorities in each of the provinces and territories of Canada, and filed with, or furnished to, the Commission, are specifically incorporated by reference in this Prospectus:

  (a)
  the Company's annual information form for the financial year ended December 31, 2015, dated March 30, 2016 (the "AIF");

  (b)
  the Company's audited comparative consolidated financial statements and the notes thereto for the fiscal years ended December 31, 2015 and 2014, together with the accompanying auditor's report thereon;

  (c)
  the management's discussion and analysis for the audited comparative consolidated financial statements referred to in paragraph (b) above (the "MD&A");

  (d)
  the Company's unaudited comparative interim consolidated financial statements for the three and nine months ended September 30, 2016 and 2015;

  (e)
  the management's discussion and analysis for the unaudited comparative interim consolidated financial statements referred to in paragraph (d) above;

  (f)
  the Company's management information circular dated May 2, 2016;

  (g)
  the Company's press release dated February 9, 2017 in respect of the Company's unaudited financial results for the fourth quarter and year ended December 31, 2016; and

  (h)
  the Company's unaudited comparative interim consolidated financial statements for the three and nine months ended September 30, 2016 and 2015, as supplemented on February 10, 2017 (adding note 12 to the notes thereto).

        The Company has supplemented the financial statements referred to in paragraph (h) above to include an additional note to the financial statements providing information regarding US LLC, its debt securities and the guarantee by the Company in accordance with Rule 3-10(b) of Regulation S-X promulgated by the Commission.

        Any documents of the Company, and if applicable, BFI and US LLC, of the type described in item 11.1 of Form 44-101F1 — Short Form Prospectus, and any "template version" of "marketing materials" (each as defined in National Instrument 41-101 — Distribution Requirements ("NI 41-101")), that are required to be filed by the Company, and if applicable, BFI and US LLC, with the securities regulatory authorities in Canada, after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus. In addition, any report on Form 6-K or Form 40-F filed by the Company with the Commission after the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus if and to the extent expressly provided in such report. The Company's reports on Form 6-K and its annual report on Form 40-F are available at the Commission's website at www.sec.gov.

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or includes any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        Upon a new annual information form and new interim or annual financial statements being filed with and, where required, accepted by the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous interim or annual financial statements and all material change reports filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new management information circular in connection with an annual meeting being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the management information circular filed in connection with the previous annual meeting (unless such management information circular also related to a special meeting) will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder.

        A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement but only for purposes of the offering of Securities covered by that Prospectus Supplement.

        Prospective investors should rely only on the information incorporated by reference or contained in this Prospectus or any Prospectus Supplement and on the other information included in the Registration Statement on Forms F-10 and F-3 relating to the Securities and of which this Prospectus is a part. The Company has not authorized anyone to provide different or additional information.

        Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Corporate Secretary of the Company at Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3 telephone: (416) 363-9491, and are also available electronically on System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com.

AVAILABLE INFORMATION

        The Issuers have filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Forms F-10 and F-3 relating to the Securities and of which this Prospectus is a part. This Prospectus does not contain all of the information set forth in such Registration Statement, to which reference is made for further information.

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Such reports and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at: 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can be obtained from the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Commission at l-800-SEC-0330 for further information on the public reference room. Certain of the Company's filings are also electronically available from the Commission's Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR, and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

        This Prospectus and the documents incorporated by reference herein contain forward-looking information and other "forward-looking statements" within the meaning of Canadian and United States securities laws, including the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, include statements regarding the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook of the Company and its subsidiaries, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods.

        The words "expects," "anticipates," "plans," "believes," "estimates," "seeks," "intends," "targets," "projects," "forecasts" or negative versions thereof and other similar expressions, or future or conditional verbs such as "may," "will," "should," "would" and "could", which are predictions of or indicate future events, trends or prospects, and which do not relate to historical matters identify forward-looking statements. Although we believe that the anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievement expressed or implied by such forward-looking statements and information.

        Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: the impact or unanticipated impact of general economic, political and market factors in the countries in which we do business; the behaviour of financial markets, including fluctuations in interest and foreign exchange rates; global equity and capital markets and the availability of equity and debt financing and refinancing within these markets; strategic actions including dispositions; the ability to complete and effectively integrate acquisitions into existing operations and the ability to attain expected benefits; changes in accounting policies and methods used to report financial condition (including uncertainties associated with critical accounting assumptions and estimates); the ability to appropriately manage human capital; the effect of applying future accounting changes; business competition; operational and reputational risks; technological change; changes in government regulation and legislation within the countries in which we operate; governmental investigations; litigation; changes in tax laws; ability to collect amounts owed; catastrophic events, such as earthquakes and hurricanes; the possible impact of international conflicts and other developments including terrorist acts and cyberterrorism; and other risks and factors detailed in this Prospectus under the heading "Risk Factors" as well as in the AIF under the heading "Business Environment and Risks" and the MD&A under the heading "Business Environment and Risks", each incorporated by reference in this Prospectus, as well as in other documents filed by the Issuers from time to time with the securities regulators in Canada and the United States.

        We caution that the foregoing list of important factors that may affect future results is not exhaustive. Nonetheless, all of the forward-looking statements contained in this Prospectus or in documents incorporated by reference herein are qualified by these cautionary statements. When relying on our forward-looking statements, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Except as required by law, the Issuers undertake no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may need to be updated as a result of new information, future events or otherwise.

 SUMMARY

The Company

        The Company is a global alternative asset manager with approximately US$250 billion in assets under management. Brookfield has more than a 100-year history of owning and operating assets with a focus on property, renewable power, infrastructure and private equity. Brookfield offers a range of public and private investment products and services. The Company's Class A Shares are co-listed on the New York Stock Exchange, the TSX and the NYSE Euronext under the symbols "BAM", "BAM.A" and "BAMA", respectively.

Brookfield Finance Inc.

        BFI was incorporated on March 31, 2015 under the Business Corporations Act (Ontario) and is an indirect 100% owned subsidiary of the Company. BFI issued US$500 million aggregate principal amount of BFI Debt Securities in June 2016 (the "Existing Debt Securities"), which Existing Debt Securities are fully and unconditionally guaranteed by the Company. BFI has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own, other than the Existing Debt Securities, the issuance of BFI Debt Securities and the investments it makes with the net proceeds of such BFI Debt Securities.

Brookfield Finance LLC

        US LLC was formed on February 6, 2017 under the Delaware Limited Liability Company Act and is an indirect 100% owned subsidiary of the Company. US LLC has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own, other than the issuance of US LLC Debt Securities and the investments it makes with the net proceeds of such US LLC Debt Securities.

The Offering

        The Securities described herein may be offered from time to time in one or more offerings utilizing a "shelf" process under Canadian and U.S. securities laws. Under this shelf process, this Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any Prospectus Supplement together with additional information described under the heading "Available Information."

RISK FACTORS

        An investment in the Securities is subject to a number of risks. Before deciding whether to invest in the Securities, investors should consider carefully the risks described below, the risk factors set forth in the relevant Prospectus Supplement and the information incorporated by reference in this Prospectus. Specific reference is made to the sections entitled "Business Environment and Risks" in the MD&A, which is incorporated by reference in this Prospectus.

No Existing Trading Market

        There is currently no market through which the Debt Securities or the Preference Shares may be sold and purchasers of Debt Securities or Preference Shares may not be able to resell such Debt Securities or Preference Shares purchased under this Prospectus. There can be no assurance that an active trading market will develop for the Debt Securities or the Preference Shares after an offering or, if developed, that such market will be sustained. This may affect the pricing of the Debt Securities or the Preference Shares in the secondary market, the transparency and availability of trading prices, the liquidity of the Debt Securities or the Preference Shares and the extent of issuer regulation.

        The public offering prices of the Securities may be determined by negotiation between the Issuers and underwriters based on several factors and may bear no relationship to the prices at which the Securities will trade in the public market subsequent to such offering. See "Plan of Distribution".

Stock Exchange Prices

        The trading price of the Class A Shares in the open market is subject to volatility and cannot be predicted. Holders of Class A Shares may not be able to resell their Class A Shares at or above the price at which they purchased their Class A Shares due to such trading price fluctuations. The trading price could fluctuate significantly in response to factors both related and unrelated to Brookfield's operating performance and/or future prospects, including, but not limited to: (i) variations in Brookfield's quarterly or annual operating results and financial condition; (ii) changes in government laws, rules or regulations affecting Brookfield's businesses; (iii) material announcements by Brookfield's competitors; (iv) market conditions and events specific to the industries in which Brookfield operates; (v) changes in general economic conditions; (vi) differences between Brookfield's actual financial and operating results and those expected by investors and analysts; (vii) changes in analysts' recommendations or earnings projections; (viii) changes in the extent of analysts' interest in covering the Company and its publicly-traded affiliates; (ix) the depth and liquidity of the market for the Class A Shares; (x) dilution from the issuance of additional equity; (xi) investor perception of Brookfield's businesses and industries; (xii) investment restrictions; (xiii) Brookfield's dividend policy; (xiv) the departure of key executives; (xv) sales of Class A Shares by senior management or significant shareholders; and (xvi) the materialization of other risks described in the MD&A.

Reliance on Subsidiaries

        The Company conducts a significant amount of its operations through subsidiaries. Although the Debt Securities are senior obligations of the Company (either directly or pursuant to its guarantee), they are effectively subordinated to all existing and future liabilities of the Company's consolidated subsidiaries and operating companies. The Indentures (as defined herein) do not restrict the ability of the Company's subsidiaries to incur additional indebtedness. Because the Company conducts a significant amount of its operations through subsidiaries, the Company's ability to pay the indebtedness and dividends owing by it under or in respect of the Securities is dependent on dividends and other distributions it receives from subsidiaries and major investments. Certain of the instruments governing the indebtedness of the companies in which the Company has an investment may restrict the ability of such companies to pay dividends or make other payments on investments under certain circumstances.

Foreign Currency Risks

        In addition, Securities denominated or payable in foreign currencies may entail significant risks, and the extent and nature of such risks change continuously. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency market, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending on the currency or currencies involved. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed in an investment in Securities denominated in currencies other than Canadian dollars. Such Securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

Credit Ratings

        There is no assurance that any credit rating, if any, assigned to Securities issued hereunder will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency. A lowering or withdrawal of such rating may have an adverse effect on the market value of the Securities.

Interest Rate Risks

        Prevailing interest rates will affect the market price or value of the Debt Securities and the Preference Shares. The market price or value of the Debt Securities and the Preference Shares will decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Dilution

        The Company may undertake additional offerings of Class A Shares and of securities convertible into Class A Shares in the future. The increase in the number of Class A Shares issued and outstanding and the possibility of sales of such Class A Shares may depress the price of the Class A Shares. In addition, as a result of the issuance such additional Class A Shares, the voting power of the Company's existing holders of Class A Shares will be diluted.

Ranking of the Debt Securities

        The Debt Securities will not be secured by any assets of the Company, BFI or US LLC. Therefore, holders of secured indebtedness of the Company, BFI or US LLC would have a claim on the assets securing such indebtedness that effectively ranks prior to the claim of holders of the Debt Securities and would have a claim that ranks equal with the claim of holders of Debt Securities to the extent that such security did not satisfy the secured indebtedness. Furthermore, although covenants given by the Company in various agreements may restrict incurring secured indebtedness, such indebtedness may, subject to certain conditions, be incurred.

BFI's and US LLC's Reliance on the Company

        Neither BFI nor US LLC will have assets, property or operations other than the Debt Securities they issue and the investments each of them makes with the net proceeds of such Debt Securities. Neither BFI nor US LLC will be restricted in their ability to make investments or incur debt. Therefore, the holders of the BFI Debt Securities and US LLC Debt Securities are relying principally on the unconditional guarantee of the BFI Debt Securities and US LLC Debt Securities provided by the Company and the financial position and creditworthiness of the Company in order to receive the repayment of the amounts owing under and in respect of the BFI Debt Securities and US LLC Debt Securities. The financial position and creditworthiness of the Company is subject to the risks noted above.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding (a) earnings from continuing operations before income taxes, (b) fixed charges (as defined below) and (c) dividend income of equity investees; and then subtracting (a) interest capitalized and (b) preferred stock dividend requirements of subsidiaries.

        Fixed charges were calculated by adding (a) interest expensed and capitalized and (b) preferred stock dividend requirements of subsidiaries.

Nine Months Ended September 30, 2016	Year Ended December 31,
	2015	2014	2013	2012	2011
1.7x	2.0x	2.9x	2.5x	1.8x	1.7x

USE OF PROCEEDS

        Unless otherwise indicated in a Prospectus Supplement, the net proceeds from the sale of Securities will be used for general corporate purposes.

DESCRIPTION OF CAPITAL STRUCTURE OF THE ISSUERS

        The Company's authorized share capital consists of an unlimited number of preference shares designated as Class A Preference Shares, issuable in series, an unlimited number of preference shares designated as Class AA Preference Shares, issuable in series, an unlimited number of Class A Shares, and 85,120 Class B Limited Voting Shares ("Class B Shares"). As of the date of this Prospectus, the Company had 10,465,100 Class A Preference Shares, Series 2; 4,000,000 Class A Preference Shares, Series 4; 2,479,585 Class A Preference Shares, Series 8; 5,519,115 Class A Preference Shares, Series 9; 9,647,700 Class A Preference Shares, Series 13; 7,966,604 Class A Preference Shares, Series 17; 7,977,135 Class A Preference Shares, Series 18; 9,394,250 Class A Preference Shares, Series 24; 1,533,133 Class A Preference Shares, Series 25; 9,903,348 Class A Preference Shares, Series 26; 9,394,373 Class A Preference Shares, Series 28; 9,936,637 Class A Preference Shares, Series 30; 11,982,568 Class A Preference Shares, Series 32; 9,977,889 Class A Preference Shares, Series 34; 7,963,892 Class A Preference Shares, Series 36; 7,963,057 Class A Preference Shares, Series 37; 8,000,000 Class A Preference Shares, Series 38; 12,000,000 Class A Preference Shares, Series 40; 12,000,000 Class A Preference Shares, Series 42; 10,000,000 Class A Preference Shares, Series 44; 12,000,000 Class A Preference Shares, Series 46; 986,367,192 Class A Shares; and 85,120 Class B Shares issued and outstanding.

        BFI is authorized to issue an unlimited number of common shares. As of the date of this Prospectus, one common share of BFI held directly by Brookfield US Holdings Inc., an indirect wholly-owned subsidiary of the Company, is issued and outstanding.

        US LLC is authorized to issue an unlimited number of common shares. As of the date of this Prospectus, one common share of US LLC held directly by Brookfield US Corporation, an indirect wholly-owned subsidiary of the Company, is issued and outstanding.

DESCRIPTION OF THE PREFERENCE SHARES

        The following description sets forth certain general terms and provisions of the Preference Shares. The particular terms and provisions of a series of Preference Shares offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such Prospectus Supplement.

Series

        The Preference Shares may be issued from time to time in one or more series. The board of directors of the Company will fix the number of shares in each series and the provisions attached to each series before issue.

Priority

        The Preference Shares rank senior to the Class AA Preference Shares, the Class A Shares, the Class B Shares and other shares ranking junior to the Preference Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs. Each series of Preference Shares ranks on a parity with every other series of Preference Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs.

Shareholder Approvals

        The Company shall not delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the Preference Shares as a class or create preference shares ranking in priority to or on parity with the Preference Shares except by special resolution passed by at least 66 2/3% of the votes cast at a meeting of the holders of the Preference Shares duly called for that purpose, in accordance with the provisions of the articles of the Company. Each holder of Preference Shares entitled to vote at a class meeting of holders of Preference Shares, or at a joint meeting of the holders of two or more series of Preference Shares, has one vote in respect of each C$25.00 of the issue price of each Preference Share held by such holder.

DESCRIPTION OF THE CLASS A SHARES

        The following description sets forth certain general terms and provisions of the Class A Shares. The particular terms and provisions of Class A Shares offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such Prospectus Supplement.

Dividend Rights and Rights Upon Dissolution or Winding-Up

        The Class A Shares rank on parity with the Class B Shares and rank after the Class A Preference Shares, the Class AA Preference Shares and any other senior-ranking shares outstanding from time to time with respect to the payment of dividends (if, as and when declared by the board of directors of the Company) and return of capital on the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

Voting Rights

        Except as set out below under "Election of Directors", each holder of a Class A Share and Class B Shares is entitled to notice of, and to attend and vote at, all meetings of the Company's shareholders (except meetings at which only holders of another specified class or series of shares are entitled to vote) and is entitled to cast one vote per share held, which results in the Class A Shares and Class B Shares each controlling 50% of the aggregate voting rights of the Company. Subject to applicable law and in addition to any other required shareholder approvals, all matters approved by shareholders (other than the election of directors), must be approved by: (i) a majority or, in the case of matters that require approval by a special resolution of shareholders, at least 66 2/3%, of the votes cast by holders of Class A Shares who vote in respect of the resolution or special resolution, as the case may be, and (ii) a majority or, in the case of matters that require approval by a special resolution of shareholders, at least 66 2/3%, of the votes cast by holders of Class B Shares who vote in respect of the resolution or special resolution, as the case may be.

Election of Directors

        In the election of directors, holders of Class A Shares, together, in certain circumstances, with the holders of certain series of Class A Preference Shares, are entitled to elect one-half of the board of directors of the Company, provided that if the holders of Class A Preference Shares, Series 1, Series 2 or Series 3 become entitled to elect two or three directors, as the case may be, the numbers of directors to be elected by holders of Class A Shares, together, in certain circumstances with the holders of Class A Preference Shares, shall be reduced by the number of directors to be elected by holders of Class A Preference Shares, Series 1, Series 2 and Series 3. Holders of Class B Shares are entitled to elect the other one-half of the board of directors of the Company.

        Each holder of Class A Shares has the right to cast a number of votes equal to the number of Class A Shares held by the holder multiplied by the number of directors to be elected by the holder and the holders of shares of the classes or series of shares entitled to vote with the holder of Class A Shares in the election of directors. A holder of Class A Shares may cast all such votes in favour of one candidate or distribute such votes among its candidates in any manner the holder of Class A Shares sees fit. Where a holder of Class A Shares has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder of Class A Shares will be deemed to have divided the holder's votes equally among the candidates for whom the holder of Class A Shares voted.

DESCRIPTION OF DEBT SECURITIES

        The following description sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of the series of Debt Securities offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such Prospectus Supplement.

        The BAM Debt Securities will be issued under an indenture dated as of September 20, 1995, as amended, restated, supplemented or replaced from time to time, (the "BAM Indenture") between the Company, as issuer, and Computershare Trust Company of Canada (formerly, Montreal Trust Company of Canada) ("Computershare"), as trustee (the "BAM Trustee"). The BFI Debt Securities will be issued under an indenture dated as of June 2, 2016, as amended, restated, supplemented or replaced from time to time, (the "BFI Indenture") between BFI, as issuer, the Company, as guarantor, and Computershare, as trustee (the "BFI Trustee"). The US LLC Debt Securities will be issued under an indenture (the "US LLC Indenture" and together with the BAM Indenture and the BFI Indenture, the "Indentures" and each an "Indenture") to be entered into between US LLC, as issuer, the Company, as guarantor, Computershare Trust Company, N.A., as U.S. trustee and Computershare, as Canadian trustee (together, the "US LLC Trustees"). The BAM Indenture and the BFI Indenture are subject to the provisions of the Business Corporations Act (Ontario) and, consequently, are exempt from the operation of certain provisions of the Trust Indenture Act of 1939 pursuant to Rule 4d-9 thereunder. The US LLC Indenture is subject to the Trust Indenture Act of 1939. Copies of the BAM Indenture and the BFI Indenture and a copy of the form of the US LLC Indenture have been filed with the Commission as an exhibit to the Registration Statement on Forms F-10 and F-3 of which this Prospectus is a part. The BAM Indenture is also available on the Company's SEDAR profile at www.sedar.com and the BFI Indenture is available on BFI's SEDAR profile at www.sedar.com.

        The following statements with respect to the Indentures and the Debt Securities issued thereunder are brief summaries of certain provisions of the Indentures and do not purport to be complete; such statements are subject to the detailed referenced provisions of the applicable Indenture, including the definition of capitalized terms used under this caption. Wherever a particular section or defined term of an Indenture is referred to, the statement is qualified in its entirety by such section or term. References to the "Issuer" and "Indenture Securities" refer to the Company, BFI or US LLC, as issuer, and the Debt Securities issued by it under the BAM Indenture, the BFI Indenture or the US LLC Indenture, respectively. References to the "Trustee" or "Trustees" and any particular Indenture or Debt Securities refer to the BAM Trustee, the BFI Trustee or the US LLC Trustees, as trustee or trustees under the applicable Indenture.

General

        The Indentures do not limit the aggregate principal amount of Indenture Securities (which may include debentures, notes and other unsecured evidences of indebtedness) which may be issued thereunder, and Indenture Securities may be issued under each Indenture from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European currency units. Special Canadian and United States federal income tax considerations applicable to any Indenture Securities so denominated will be described in the Prospectus Supplement relating thereto. Unless otherwise indicated in the applicable Prospectus Supplement, each Indenture permits the Company, BFI or US LLC, as applicable, to increase the principal amount of any series of Indenture Securities previously issued by it and to issue such increased principal amount. (Section 301 of the BAM Indenture, Section 3.1 of the BFI Indenture and Section 3.1 of the US LLC Indenture). In the case of additional Debt Securities of a series under the US LLC Indenture, issued after the date of original issuance of Debt Securities of such series, if they are not fungible with the original Debt Securities of such series for U.S. federal income tax purposes, then such additional Debt Securities will be issued with a separate CUSIP or ISIN number so that they are distinguishable from the original Debt Securities of such series.

        All Debt Securities issued by BFI and US LLC will be fully and unconditionally guaranteed by the Company.

        The applicable Prospectus Supplement will set forth the following terms relating to the particular offered Debt Securities: (1) the specific designation of the offered Debt Securities and the Indenture under which they are issued; (2) any limit on the aggregate principal amount of the offered Debt Securities; (3) the date or dates, if any, on which the offered Debt Securities will mature and the portion (if less than all of the principal amount) of the offered Debt Securities to be payable upon declaration of acceleration of maturity; (4) the rate or rates per annum (which may be fixed or variable) at which the offered Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the Regular Record Dates for any interest payable on the offered Debt Securities which are in registered form ("Registered Debt Securities"); (5) any mandatory or optional redemption or sinking fund provisions, including the period or periods within which the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed or purchased at the option of the Issuer or otherwise; (6) whether the offered Debt Securities will be issuable in registered form or bearer form or both and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the offered Debt Securities in bearer form and as to exchanges between registered and bearer form; (7) whether the offered Debt Securities will be issuable in the form of one or more registered global securities ("Registered Global Securities") and, if so, the identity of the Depositary for such Registered Global Securities; (8) the denominations in which any of the offered Debt Securities will be issuable if in other than denominations of $1,000 and any multiple thereof; (9) each office or agency where the principal of, and any premium and interest on, the offered Debt Securities will be payable and each office or agency where the offered Debt Securities may be presented for registration of transfer or exchange; (10) if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the offered Debt Securities are denominated and/or in which the payment of the principal of, and any premium and interest on, the offered Debt Securities will or may be payable; and (11) any other terms of the offered Debt Securities, including covenants and additional Events of Default. Special Canadian and United States federal income tax considerations applicable to the offered Debt Securities, the amount of principal thereof and any premium and interest thereon will be described in the Prospectus Supplement relating thereto. Unless otherwise indicated in the applicable Prospectus Supplement, no Indenture affords the Holders the right to tender Indenture Securities to the Issuer for repurchase, or provides for any increase in the rate or rates of interest per annum at which the Indenture Securities will bear interest, in the event the Company, BFI or US LLC should become involved in a highly leveraged transaction or in the event of a change in control of the Company, BFI or US LLC. (Section 301 of the BAM Indenture, Section 3.1 of the BFI Indenture and Section 3.1 of the US LLC Indenture)

        Indenture Securities may be issued bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted Indenture Securities or other Indenture Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the Prospectus Supplement relating thereto. (Section 301 of the BAM Indenture, Section 3.1 of the BFI Indenture and Section 3.1 of the US LLC Indenture)

        The Indenture Securities issued pursuant to any Indenture and any coupons appertaining thereto will be unsecured and will rank pari passu with each other and with all other unsecured and unsubordinated indebtedness for borrowed money of the Issuer and the Company. (Section 301 of the BAM Indenture, Section 3.1 of the BFI Indenture and Section 3.1 of the US LLC Indenture)

        The Company's guarantee of the Indenture Securities issued by BFI and US LLC will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company, including the Company's obligations under the Indenture Securities issued under the BAM Indenture.

Form, Denomination, Exchange and Transfer

        Unless otherwise indicated in the applicable Prospectus Supplement, Indenture Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. (Section 302 of the BAM Indenture, Section 3.2 of the BFI Indenture and Section 3.2 of the US LLC Indenture) Indenture Securities may be presented for exchange and Registered Debt Securities may be presented for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the applicable Indenture and in the applicable Prospectus Supplement, without service charge, but upon payment of any taxes or the governmental charges due in connection therewith. The Company has appointed the BAM Trustee as Security Registrar under the BAM Indenture, BFI has appointed the BFI Trustee as Security Registrar under the BFI Indenture and either US LLC Trustee shall act as Security Registrar under the US LLC Indenture. (Section 305 of the BAM Indenture, Section 3.5 of the BFI Indenture and Section 3.5 of the US LLC Indenture)

Payment

        Unless otherwise indicated in the applicable Prospectus Supplement, payment of the principal of, and any premium and interest on, Registered Debt Securities (other than a Registered Global Security) will be made at the office or agency of the applicable Trustee, in its capacity as paying agent, in Toronto, Canada (in the case of the BAM Indenture) or New York, New York (in the case of the BFI Indenture and the US LLC Indenture), except that, at the option of the particular Issuer, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto at such address as shall appear in the applicable Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the applicable Security Register. (Sections 305, 307 and 1002 of the BAM Indenture, Sections 3.5, 3.7 and 11.2 of the BFI Indenture and Sections 3.5, 3.7 and 11.2 of the US LLC Indenture) Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest due on Registered Debt Securities will be made to the Persons in whose name such Registered Debt Securities are registered at the close of business on the Regular Record Date for such interest payment. (Section 307 of the BAM Indenture, Section 3.7 of the BFI Indenture and Section 3.7 of the US LLC Indenture)

Registered Global Securities

        The Registered Debt Securities of a particular series may be issued in the form of one or more Registered Global Securities which will be registered in the name of, and deposited with, one or more Depositories or nominees, each of which will be identified in the Prospectus Supplement relating to such series. Unless and until exchanged, in whole or in part, for Indenture Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 305 of the BAM Indenture, Section 3.5 of the BFI Indenture and Section 3.5 of the US LLC Indenture)

        The specific terms of the depositary arrangement with respect to any portion of a particular series of Indenture Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a Registered Global Security, the Depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Indenture Securities represented by such Registered Global Security to the accounts of such persons having accounts with such Depositary or its nominee ("participants") as shall be designated by the underwriters, investment dealers or agents participating in the distribution of such Indenture Securities or by the particular Issuer if such Indenture Securities are offered and sold directly by the Issuer. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require certain purchasers of securities to take physical delivery thereof in definitive form. Such depositary arrangements and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.

        So long as the Depositary for a Registered Global Security or its nominee is the registered owner thereof, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Indenture Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have Indenture Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Indenture Securities of such series in definitive form and will not be considered the owners or Holders thereof under the applicable Indenture.

        Principal, premium, if any, and interest payments on a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or nominee, as the case may be, as the registered owner of such Registered Global Security. None of the particular Issuer or Trustee or any paying agent for Indenture Securities of the series represented by such Registered Global Security will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        We expect that the Depositary for a Registered Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

        No Registered Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Registered Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Registered Global Security or a nominee thereof unless (A) such Depositary (i) has notified the particular Issuer that it is unwilling or unable to continue as Depositary for such Registered Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, and a successor securities Depositary is not obtained, (B) there shall have occurred and be continuing an Event of Default with respect to such Registered Global Security, (C) the particular Issuer determines, in its sole discretion, that the Securities of such series shall no longer be represented by such Registered Global Security and executes and delivers to the applicable Trustee(s) an Issuer order that such Registered Global Security shall be so exchangeable and the transfer thereof so registerable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated in the applicable Indenture. (Section 305 of the BAM Indenture, Section 3.5.2 of the BFI Indenture and Section 3.5.2 of the US LLC Indenture)

Consolidation, Merger, Amalgamation and Sale of Assets

        The Company shall not enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (the "Successor Corporation") unless: (a) the Company and the Successor Corporation shall execute, prior to or contemporaneously with the consummation of such transaction, such instruments and do such things as, in the opinion of counsel, shall be necessary or advisable to establish that, upon the consummation of such transaction, (i) the Successor Corporation will have assumed all the covenants and obligations of the Company under each Indenture in respect of the Indenture Securities of every series issued thereunder, and (ii) the obligations of the Company under and in respect of the Indenture Securities of every series issued under each Indenture will be valid and binding obligations of the Successor Corporation entitling the Holders thereof, as against the Successor Corporation, to all the rights of Holders of Indenture Securities thereunder; and (b) such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the Holders of the Indenture Securities of each and every series or to the rights and powers of the

Trustees under the Indentures. (Section 801 of the BAM Indenture, Section 9.1 of the BFI Indenture and Section 9.1 of the US LLC Indenture)

        Pursuant to the BFI Indenture, BFI shall not enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (the "BFI Successor") unless: (a) BFI, the BFI Successor and the Company shall execute, prior to or contemporaneously with the consummation of such transaction, such instruments and do such things as, in the opinion of counsel, shall be necessary or advisable to establish that, upon the consummation of such transaction, (i) the BFI Successor will have assumed all the covenants and obligations of BFI under the BFI Indenture in respect of the Indenture Securities of every series issued thereunder, (ii) the Indenture Securities of every series issued by BFI will be valid and binding obligations of the BFI Successor, entitling the Holders thereof, as against the BFI Successor, to all the rights of Holders of Indenture Securities under the BFI Indenture, and (iii) the guarantee obligations of the Company in respect of the Indenture Securities of every series issued under the BFI Indenture continue in full force and effect; and (b) such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the Holders of the Indenture Securities issued by BFI of each and every series or to the rights and powers of the BFI Trustee under the BFI Indenture; provided, however, that such restrictions are not applicable to any sale or transfer by BFI or the Company to any one or more of their subsidiaries. (Section 9.1 of the BFI Indenture)

        Pursuant to the US LLC Indenture, US LLC shall not enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (the "US LLC Successor") unless: (a) US LLC, the US LLC Successor and the Company shall execute, prior to or contemporaneously with the consummation of such transaction, such instruments and do such things as, in the opinion of counsel, shall be necessary or advisable to establish that, upon the consummation of such transaction, (i) the US LLC Successor will have assumed all the covenants and obligations of US LLC under the US LLC Indenture in respect of the Indenture Securities of every series issued thereunder, (ii) the Indenture Securities of every series issued by US LLC will be valid and binding obligations of the US LLC Successor, entitling the Holders thereof, as against the US LLC Successor, to all the rights of Holders of Indenture Securities under the US LLC Indenture, and (iii) the guarantee obligations of the Company in respect of the Indenture Securities of every series issued under the US LLC Indenture continue in full force and effect; and (b) such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the Holders of the Indenture Securities issued by US LLC of each and every series or to the rights and powers of the US LLC Trustees under the US LLC Indenture; provided, however, that such restrictions are not applicable to any sale or transfer by US LLC or the Company to any one or more of their subsidiaries. (Section 9.1 of the US LLC Indenture)

Events of Default

        Unless otherwise indicated in any Prospectus Supplement, each of the following will constitute an Event of Default under the BAM Indenture with respect to Indenture Securities of any series issued by the Company thereunder: (a) failure to pay principal of, or any premium on, any Indenture Security of that series when due; (b) failure to pay any interest on any Indenture Securities of that series when due, which failure continues for 30 days; (c) default in the payment of principal and interest on any Indenture Security required to be purchased pursuant to an Offer to Purchase required to be made pursuant to the terms of the Indenture Securities of such series; (d) failure to deposit any sinking fund payment, when due, in respect of any Indenture Security of that series; (e) failure to perform any other covenant of the Company in the BAM Indenture (other than a covenant included in the BAM Indenture solely for the benefit of a series other than that series), which failure continues for 60 days after written notice has been given by the BAM Trustee or the Holders of at least 25% in aggregate principal amount of Outstanding Securities of that series, as provided in the BAM Indenture; (f) failure by the Company to make any payment of principal of, or interest on, any obligation for borrowed money (other than an obligation payable on demand or maturing less than 12 months from the creation or issue thereof) when due or within any originally stated applicable grace period having an outstanding principal amount in excess of 5% of the Company's Consolidated Net Worth in the aggregate at the time of default or any failure in the performance of any other covenant of the Company contained in any instrument under which such obligations are created or issued and if the holders thereof, or a trustee, if any, for such holders declare such obligations to be due and payable prior to the stated maturities thereof, provided that if such default is waived by such holders or trustee, then the Event of Default under the BAM Indenture shall be deemed to be waived without further action on the part of the BAM Trustee or the Holders; (g) certain events of bankruptcy, insolvency or reorganization affecting the Company; and (h) any other Events of Default provided with respect to the Indenture Securities of such series, as described in the applicable Prospectus Supplement. (Section 501 of the BAM Indenture)

        Unless otherwise indicated in any Prospectus Supplement, each of the following will constitute an Event of Default under the BFI Indenture with respect to Indenture Securities of any series issued by BFI: (a) failure to pay principal of, or any premium on, any Indenture Security of that series when due; (b) failure to pay any interest on any Indenture Securities of that series when due, which failure continues for 30 days; (c) default in the payment of principal and interest on any Indenture Security required to be purchased pursuant to an Offer to Purchase made pursuant to the terms of the Indenture Securities of such series; (d) failure to deposit any sinking fund payment, when due, in respect of any Indenture Security of that series; (e) failure to perform any other covenant of BFI or the Company in the BFI Indenture (other than a covenant included in the BFI Indenture solely for the benefit of a series other than that series), which failure continues for 60 days after written notice has been given by the BFI Trustee or the Holders of at least 25% in aggregate principal amount of Outstanding Securities of that series, as provided in the BFI Indenture; (f) the Company's guarantee of all obligations related to that series shall, for any reason, cease to be, or the Company shall assert in writing to the BFI Trustee or the Holders thereof that such guarantee is not in full force and effect and enforceable against the Company in accordance with its terms; (g) failure by the Company to make any payment of principal of, or interest on, any obligation for borrowed money (other than an obligation payable on demand or maturing less than 12 months from the creation or issue thereof) when due or within any originally stated applicable grace period having an outstanding principal amount in excess of 5% of the Company's Consolidated Net Worth in the aggregate at the time of default or any failure in the performance of any other covenant of the Company contained in any instrument under which such obligations are created or issued and if the holders thereof, or a trustee, if any, for such holders declare such obligations to be due and payable prior to the stated maturities thereof, provided that if such default is waived by such holders or trustee, then the Event of Default under the BFI Indenture shall be deemed to be waived without further action on the part of the BFI Trustee or the Holders; (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or BFI; (i) the occurrence of an Event of Default under the BAM Indenture that is continuing and has not been waived; and (j) any other Events of Default provided with respect to the Indenture Securities of such series, as described in the applicable Prospectus Supplement. (Section 6.1 of the BFI Indenture)

        Unless otherwise indicated in any Prospectus Supplement, each of the following will constitute an Event of Default under the US LLC Indenture with respect to Indenture Securities of any series issued by US LLC: (a) failure to pay principal of, or any premium on, any Indenture Security of that series when due; (b) failure to pay any interest on any Indenture Securities of that series when due, which failure continues for 30 days; (c) default in the payment of principal and interest on any Indenture Security required to be purchased pursuant to an Offer to Purchase made pursuant to the terms of the Indenture Securities of such series; (d) failure to deposit any sinking fund payment, when due, in respect of any Indenture Security of that series; (e) failure to perform any other covenant of US LLC or the Company in the US LLC Indenture (other than a covenant included in the US LLC Indenture solely for the benefit of a series other than that series), which failure continues for 60 days after written notice has been given by the US LLC Trustees or the Holders of at least 25% in aggregate principal amount of Outstanding Securities of that series, as provided in the US LLC Indenture; (f) the Company's guarantee of all obligations related to that series shall, for any reason, cease to be, or the Company shall assert in writing to the US LLC Trustees or the Holders thereof that such guarantee is not in full force and effect and enforceable against the Company in accordance with its terms; (g) failure by the Company to make any payment of principal of, or interest on, any obligation for borrowed money (other than an obligation payable on demand or maturing less than 12 months from the creation or issue thereof) when due or within any originally stated applicable grace period having an outstanding principal amount in excess of 5% of the Company's Consolidated Net Worth in the aggregate at the time of default or any failure in the performance of any other covenant of the Company contained in any instrument under which such obligations are created or issued and if the holders thereof, or a trustee, if any, for such holders declare such obligations to be due and payable prior to the stated maturities thereof, provided that if such default is waived by such holders or trustee, then the Event of Default under the US LLC Indenture shall be deemed to be waived without further action on the part of the US LLC Trustees or the Holders; (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or US LLC; (i) the occurrence of an Event of Default under the BAM Indenture that is continuing and has not been waived; and (j) any other Events of Default provided with respect to the Indenture Securities of such series, as described in the applicable Prospectus Supplement. (Section 6.1 of the US LLC Indenture)

        If an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Company, BFI or US LLC) with respect to the Indenture Securities of any series at the time outstanding shall occur and be continuing either the applicable Trustee(s) or the Holders of at least 25% in aggregate principal amount of Outstanding Securities of that series by notice, as provided in the applicable Indenture, may declare the principal amount of the Indenture Securities of that series to be due and payable immediately. If an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Company, BFI or US LLC occurs with respect to the Indenture Securities of any series at the time outstanding, the principal amount of all the Indenture Securities of that series will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. (Section 502 of the BAM Indenture, Section 6.2 of the BFI Indenture and Section 6.2 of the US LLC Indenture) For information as to waiver of defaults, see "— Modification and Waiver".

        Each Indenture provides that the applicable Trustee(s) will be under no obligation to exercise any of its rights or powers under the Indenture (or, in the case of the BFI Indenture and US LLC Indenture, commence or continue any act, action or proceeding for enforcing any rights of the Trustee(s)) at the request or direction of any of the applicable Holders, unless such Holders shall have offered to such Trustee(s) reasonable indemnity (or, in the case of the BFI Indenture and US LLC Indenture, sufficient funds to commence or continue compliance with such request and an indemnity to protect the Trustee(s) against losses suffered in compliance with such request). (Section 603 of the BAM Indenture, Section 7.5 of the BFI Indenture and Section 7.5 of the US LLC Indenture) Subject to such provisions for the indemnification of the particular Trustee(s), the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series issued under the applicable Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee(s) or exercising any trust or power conferred on such Trustee(s) with respect to the Indenture Securities of that series. (Section 512 of the BAM Indenture, Section 6.12 of the BFI Indenture and Section 6.12 of the US LLC Indenture)

        No Holder of an Indenture Security of any series will have any right to institute any proceeding with respect to the particular Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the applicable Trustee(s) written notice of a continuing Event of Default with respect to the Indenture Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series have made a written request, and such Holder or Holders have offered reasonable indemnity, to the applicable Trustee(s) to institute such proceeding as trustee, and (iii) the applicable Trustee(s) has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507 of the BAM Indenture, Section 6.7 of the BFI Indenture and Section 6.7 of the US LLC Indenture) However, such limitations do not apply to a suit instituted by a Holder of an Indenture Security for the enforcement of payment of the principal of, or of any premium or interest on, such Indenture Security on or after the applicable due date specified in such Indenture Security. (Section 508 of the BAM Indenture, Section 6.8 of the BFI Indenture and Section 6.8 of the US LLC Indenture)

        The Company, BFI and US LLC are each required to furnish to the BAM Trustee, the BFI Trustee and US LLC Trustees, respectively, a quarterly statement by certain of its officers as to whether or not the Company, BFI or US LLC, as applicable, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults. (Section 1004 of the BAM Indenture, Section 11.4 of the BFI Indenture and Section 11.4 of the US LLC Indenture) In addition, the US LLC is required to deliver an annual compliance certificate as required under the Trust Indenture Act. (Section 11.4(d) of the US LLC Indenture)

Defeasance

        Each Indenture provides that, at the option of the particular Issuer, the Issuer and, in the case of the BFI Indenture and US LLC Indenture, the Company will be discharged from any and all obligations in respect of any Outstanding Securities upon irrevocable deposit with the applicable Trustee(s), in trust, of money and/or Government Obligations which will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of or premium, if any, and each instalment of interest, if any, on such Outstanding Securities ("Defeasance"). Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Defeasance. The Issuer may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option described in the following paragraph if the Issuer meets the conditions precedent at the time the Issuer exercises the Defeasance option.

        Each Indenture provides that, at the option of the Issuer, unless and until the Issuer has exercised its Defeasance option described in the preceding paragraph, the Issuer may omit to comply with certain restrictive covenants and such omission shall not be deemed to be an Event of Default under the Indenture and the Outstanding Securities upon irrevocable deposit with the applicable Trustee(s), in trust, of money and/or Government Obligations which will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, and each instalment of interest, if any, on the Outstanding Securities of the Issuer ("Covenant Defeasance"). In the event the Issuer exercises its Covenant Defeasance option, the obligations under the applicable Indenture (other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above) shall remain in full force and effect. Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Defeasance. (Article Thirteen of the BAM Indenture, Article Fourteen of the BFI Indenture and Article Fourteen of the US LLC Indenture)

Modification and Waiver

        Modifications and amendments of an Indenture may be made by the Company, the Issuer (if other than the Company) and the applicable Trustee(s) with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series of Indenture Securities affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of interest on, any Outstanding Security, (b) reduce the principal amount of (or the premium), or interest on, any Outstanding Security, (c) reduce the amount of the principal of any Outstanding Security payable upon the acceleration of the maturity thereof, (d) change the place or currency of payment of principal of (or the premium), or interest on, any Outstanding Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Outstanding Security, (f) reduce the above-stated percentage of Outstanding Securities necessary to modify or amend the particular Indenture, (g) reduce the percentage of aggregate principal amount of Outstanding Securities necessary for waiver of compliance with certain provisions of the particular Indenture or for waiver of certain defaults, (h) modify any provisions of the particular Indenture relating to the modification and amendment of such Indenture or the waiver of past defaults or covenants, except as otherwise specified or (i) following the mailing of any Offer to Purchase, modify any Offer to Purchase for such Outstanding Security required to be made pursuant to the terms of such Outstanding Security in a manner materially adverse to the Holders thereof. (Section 902 of the BAM Indenture, Section 10.2 of the BFI Indenture and Section 10.2 of the US LLC Indenture) In the case of the US LLC Indenture, no such modification or waiver may, without consent of the Holder of each Outstanding Security affected thereby, (a) change the premium payable upon redemption thereof, or the dates or times fixed for redemption, or (b) release the Company from its Guarantee under the US LLC Indenture.

        The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of all Holders of Outstanding Securities of such series, may waive compliance by the Issuer with certain restrictive provisions of the particular Indenture. (Section 1009 of the BAM Indenture, Section 11.10 of the BFI Indenture and Section 11.10 of the US LLC Indenture) Subject to certain rights of the particular Trustee, as provided in the applicable Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Securities issued under such Indenture, on behalf of all holders of Outstanding Securities of such series, may waive any past default under such Indenture, except a default in the payment of principal, premium or interest or in respect of a covenant or provision of such Indenture which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513 of the BAM Indenture, Section 6.13 of the BFI Indenture and Section 6.13 of the US LLC Indenture)

Consent to Jurisdiction and Service under BAM Indenture

        The BAM Indenture provides that the Company irrevocably appoint CT Corporation System, 1633 Broadway, New York, New York, 10019, as its agent for service of process in any suit, action or proceeding arising out of or relating to the BAM Indenture and the Indenture Securities and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in the City of New York and submit to such jurisdiction.

Consent to Jurisdiction and Service under BFI Indenture

        The BFI Indenture provides that the Company and BFI irrevocably appoint Brookfield Asset Management LLC, Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281-1023, as their agent for service of process in any suit, action or proceeding arising out of or relating to the BFI Indenture and the Indenture Securities and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in the City of New York and submit to such jurisdiction.

Consent to Jurisdiction and Service under US LLC Indenture

        The US LLC Indenture provides that the Company irrevocably appoints Brookfield Asset Management LLC, Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281-1023, as its agent for service of process in any suit, action or proceeding arising out of or relating to the US LLC Indenture and the Indenture Securities and for actions brought under U.S. federal or state securities laws brought in any U.S. federal or state court located in the Borough of Manhattan in the City of New York and each of the Company and US LLC submits to such jurisdiction.

Enforceability of Judgments against the Company

        Since a substantial portion of the Company's assets are outside the United States, any judgment obtained in the United States against the Company, including any judgment with respect to the payment of interest and principal on the Indenture Securities, may not be collectible within the United States.

        The Company has been informed by its Canadian counsel, Torys LLP ("Torys"), that a court of competent jurisdiction in the Province of Ontario would enforce a final and conclusive judgment in personam of a court sitting in the Borough of Manhattan, the City of New York, New York (a "New York Court") that is subsisting and unsatisfied respecting the enforcement of any of the Indentures and the Indenture Securities that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain if: (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of Ontario (and submission by the Company in the Indenture to the jurisdiction of the New York Court will be sufficient for the purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of Ontario, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada); (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue or penal laws; and (iv) the action to enforce such judgment is commenced within the applicable limitation period. The Company has been advised by

Torys that a monetary judgment of a New York Court predicated solely upon the civil liability provisions of United States federal securities laws would likely be enforceable in the Province of Ontario if the New York Court had a basis for jurisdiction in the matter that would be recognized by a court in Ontario for such purposes. There is no assurance that this will be the case. It is less certain that an action could be brought in the Province of Ontario in the first instance on the basis of liability predicated solely upon such laws.

Governing Law

        The Indentures, Indenture Securities and the rights, powers, duties or responsibility of Computershare Trust Company, N.A. will be governed by the laws of the State of New York, except with respect to the rights, powers, duties or responsibility of the remaining Trustees which shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. (Section 113 of the BAM Indenture, Section 1.13 of the BFI Indenture and Section 1.13 of the US LLC Indenture)

The Trustees

        Computershare is currently the BAM Trustee, the BFI Trustee and Canadian trustee under the US LLC Indenture. Computershare Trust Company, N.A. is the U.S. trustee under the US LLC Indenture.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indentures. Reference is made to each Indenture for the full definition of each such term, as well as any other terms used herein for which no definition is provided. (Section 101 of the BAM Indenture, Section 1.1 of the BFI Indenture and Section 1.1 of the US LLC Indenture)

        "affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control", when used with respect to any Person, means the power to influence the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" having meanings correlative to the foregoing.

        "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with Canadian generally accepted accounting principles and which has a term of at least 36 months. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests whether general or limited, of such Person, and, in the case of the BFI Indenture and the US LLC Indenture, including units of such Person.

        "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

        "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with Canadian generally accepted accounting principles, plus, without duplication, Qualifying Subordinated Debt and Deferred Credits; provided that, with respect to the Company, adjustments following the date of the BAM Indenture to the accounting books and records of the Company in accordance with U.S. Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto), or comparable standards in Canada, or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect.

        "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) every obligation that could not be considered as interest in accordance with Canadian generally accepted accounting principles under Interest Rate or Currency Protection Agreements of such Person and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligator, Guarantor or otherwise.

        "Deferred Credits" means the deferred credits of the Company (or, in the case of the BFI Indenture and the US LLC Indenture, any Person) and its Subsidiaries determined on a consolidated basis in accordance with Canadian generally accepted accounting principles.

        "Government Obligation" means (x) any security which is (i) a direct obligation of the government which issued the currency, or a direct obligation of the Government of Canada issued in such currency, in which the Indenture Securities of a particular series are denominated for the payment of which its full faith and credit is pledged or (ii) obligations of a Person the payment of which is unconditionally guaranteed as its full faith and credit obligation by such government which, in the case of either subclause (i) or (ii) of this clause (x), is not callable or redeemable at the option of the issuer thereof and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act, or, in the case of the BFI Indenture and the US LLC Indenture, as defined in the Bank Act (Canada)), as custodian with respect to any Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

        "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

        "Interest Rate or Currency Protection Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), and/or other types of interest hedging agreements, and any currency protection agreement (including foreign exchange contracts, currency swap agreements or other currency hedging arrangements).

        "Qualifying Subordinated Debt" means Debt of the Company (i) which by its terms provides that the payment of principal of (and premium, if any) and interest on and all other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Company's obligations in respect of the Indenture Securities to at least the extent that no payment of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for so long as there exists any default in the payment of principal (or premium, if any) or interest on the Indenture Securities or any other default that, with the passing of time or the giving of notice or both, would constitute an event of default with respect to the Indenture Securities and (ii) which expressly by its terms gives the Company the right to make payments of principal in respect of such Debt in Common Stock of the Company.

        "Stated Maturity", when used with respect to any Indenture Security or any instalment of principal thereof or interest thereon, means the date specified in such Indenture Security as the fixed date on which the principal of such Indenture Security or such instalment of principal or interest is due and payable.

CONSOLIDATING SUMMARY FINANCIAL INFORMATION

        The tables below contain consolidating summary financial information for the years ended December 31, 2015 and 2014 and the three and nine months ended September 30, 2016 and 2015 for (i) the Company, (ii) BFI, (iii) US LLC, (iv) the Company's subsidiaries, other than BFI and US LLC, on a combined basis, (v) consolidating adjustments, and (vi) the Company and all of its subsidiaries on a consolidated basis, in each case for the periods indicated. Such summary financial information is intended to provide investors with meaningful and comparable financial information about the Company and its subsidiaries. This summary financial information should be read in conjunction with the Company's audited consolidated financial statements as of December 31, 2015 and 2014 and the Company's unaudited interim condensed and consolidated financial statements as at and for the three and nine months ended September 30, 2016 and for the three and nine months ended September 30, 2015 which are incorporated by reference into this Prospectus.

(Millions) As at and For the year ended December 31, 2015	The Company(1)	BFI	US LLC	Subsidiaries of the Company other than BFI and US LLC(2)	Consolidating adjustments(3)	The Company consolidated
Revenue	$312	$—	$—	$19,906	$(305)	$19,913
Net income attributable to shareholders	2,341	—	—	2,618	(2,618)	2,341
Total assets	33,325	—	—	146,177	(39,988)	139,514
Total liabilities	8,017	—	—	81,331	(7,061)	82,287

(Millions) As at and For the year ended December 31, 2014	The Company(1)	BFI	US LLC	Subsidiaries of the Company other than BFI and US LLC(2)	Consolidating adjustments(3)	The Company consolidated
Revenue	$344	$—	$—	$18,306	$(286)	$18,364
Net income attributable to shareholders	3,110	—	—	3,112	(3,112)	3,110
Total assets	31,690	—	—	144,837	(47,047)	129,480
Total liabilities	7,988	—	—	70,828	(2,583)	76,233

(Millions) As at and For the three months ended September 30, 2016	The Company(1)	BFI	US LLC	Subsidiaries of the Company other than BFI and US LLC(2)	Consolidating adjustments(3)	The Company consolidated
Revenue	$36	$5	$—	$6,265	$(21)	$6,285
Net income attributable to shareholders	1,036	—	—	1,092	(1,092)	1,036
Total assets	34,621	512	—	160,403	(35,699)	159,837
Total liabilities	8,457	(503)	—	88,177	(3,413)	92,718

(Millions) As at December 31, 2015 and For the three months ended September 30, 2015	The Company(1)	BFI	US LLC	Subsidiaries of the Company other than BFI and US LLC(2)	Consolidating adjustments(3)	The Company consolidated
Revenue	$45	$—	$—	$5,080	$(69)	$5,056
Net income attributable to shareholders	289	—	—	315	(315)	289
Total assets	33,325	—	—	146,177	(39,988)	139,514
Total liabilities	8,017	—	—	81,331	(7,061)	82,287

(Millions) For the nine months ended September 30, 2016	The Company(1)	BFI	US LLC	Subsidiaries of the Company other than BFI and US LLC(2)	Consolidating adjustments(3)	The Company consolidated
Revenue	$209	$7	$—	$17,408	$(148)	$17,476
Net income attributable to shareholders	1,478	—	—	1,578	(1,578)	1,478

(Millions) For the nine months ended September 30, 2015	The Company(1)	BFI	US LLC	Subsidiaries of the Company other than BFI and US LLC(2)	Consolidating adjustments(3)	The Company consolidated
Revenue	$228	$—	$—	$14,369	$(222)	$14,375
Net income attributable to shareholders	1,663	—	—	1,902	(1,902)	1,663

Notes:

(1)
This column accounts for investments in all subsidiaries of the Company under the equity method.

(2)
This column accounts for investments in all subsidiaries of the Company other than BFI and US LLC on a combined basis.

(3)
This column includes the necessary adjustments to present the Company on a consolidated basis.

PLAN OF DISTRIBUTION

        The Issuers may sell Securities to or through underwriters or dealers and also may sell Securities directly to purchasers or through agents.

        The distribution of Securities of any series may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers.

        In connection with the sale of Securities, underwriters may receive compensation from the Issuers or from purchasers of Securities for whom they may act as agents in the form of concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any commissions received by them from the Issuers and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the Securities Act. Any such person that may be deemed to be an underwriter with respect to Securities of any series will be identified in the Prospectus Supplement relating to such series.

        The Prospectus Supplement relating to each series of Securities will also set forth the terms of the offering of the Securities of such series, including, to the extent applicable, the names of any underwriters or agents, the purchase price or prices of the offered Securities, the initial offering price, the proceeds to the applicable Issuer from the sale of the offered Securities, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.

        Under agreements which may be entered into by the Issuers, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Issuers against certain liabilities, including liabilities under the Securities Act and Canadian provincial securities legislation, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the Issuers or their subsidiaries in the ordinary course of business. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Issuers, the Issuers have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Issuers of expenses incurred or paid by a director, officer or controlling person of the Issuers in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Issuers will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Each series of Securities will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to a series of Securities, the Securities will not be listed on any securities exchange. Certain broker-dealers may make a market in Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Securities of any series or as to the liquidity of the trading market for the Securities of any series.

        In connection with any underwritten offering of Securities, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

EXEMPTIVE RELIEF

        Pursuant to a decision document dated October 18, 2011 issued by the applicable securities regulators, the Company was granted exemptive relief from certain of the restricted securities requirements in National Instrument 51-102 — Continuous Disclosure Obligations, NI 41-101 and Ontario Securities Commission Rule 56-501 — Restricted Shares (collectively, the "restricted security provisions"), including the requirements to refer to the Class A Shares and the Class B Shares using a prescribed restricted security term. The Class A Shares and Class B Shares may qualify as "restricted securities" under the restricted security provisions because the Company's constating documents contain provisions that restrict the voting rights of such securities in any election of the board of directors of the Company. See "Description of the Class A Shares".

LEGAL MATTERS

        Unless otherwise specified in a Prospectus Supplement relating to a series of Securities, certain matters of Canadian and United States law relating to the validity of the Securities will be passed upon for the Company by Torys in Toronto, Ontario, and New York, New York. The partners and associates of Torys, as a group, beneficially own, directly or indirectly, less than one percent of the outstanding securities of the Company.

EXPERTS

        The consolidated financial statements as at December 31, 2015 and 2014, and for each of the two years in the period ended December 31, 2015, incorporated by reference in this Prospectus, and the effectiveness of the Company's internal control over financial reporting, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte LLP are located at 22 Adelaide Street West, Toronto, Ontario, M5H 0A9.

MATERIAL CHANGES

        Except as otherwise described in the AIF and in the other documents incorporated by reference into this Prospectus as referred to in "Documents Incorporated by Reference" above, no material changes have occurred since September 30, 2016.

 EXPENSES

        The following are the estimated expenses of the offering of the Securities being registered under the registration statement of which this Prospectus forms a part, all of which will be paid by us.

SEC registration fee		$289,750	†
Blue sky fees and expenses			*
Trustee & transfer agent fees			*
Printing and engraving costs			*
Legal fees and expenses			*
Accounting fees and expenses			*
Miscellaneous			*

Total	$		*

†
Previously paid.

*
The applicable Prospectus Supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of Securities.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been filed with the Commission as part of the Registration Statement on Forms F-10 and F-3 of which this Prospectus forms a part: the documents referred to under "Documents Incorporated by Reference"; the consent of Deloitte LLP; the consent of Torys; powers of attorney; the trust indenture dated as of September 20, 1995 between the Company and Computershare, as trustee; the trust indenture dated as of June 2, 2016 between BFI, as issuer, the Company, as guarantor, and Computershare, as trustee; and the form of trust indenture between US LLC, as issuer, the Company, as guarantor, Computershare Trust Company, N.A., as U.S. trustee and Computershare, as Canadian trustee.

 FORM F-10

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS OR OFFICERS.

        Under the Business Corporations Act (Ontario), each of the Registrants may indemnify a present or former director or officer or a person who acts or acted at such Registrant's request as a director or officer of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved by reason of being or having been a director or officer of such Registrant or such other entity and provided that the director or officer acted honestly and in good faith with a view to the best interests of such Registrant or the other entity, as the case may be, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of a Registrant or such other entity to procure a judgment in its favor only with court approval. A director or officer a Registrant is entitled to indemnification from such Registrant as a matter of right if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above.

        In accordance with the Business Corporations Act (Ontario), the board of directors of Brookfield Asset Management Inc. (the "Company") approved a resolution (the "Resolution") dated August 1, 1997 providing for the following:

            (i)  the Company shall indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Company or such body corporate (except in respect of an action by or on behalf of the Company or such body corporate to procure a judgment in its favor), if,

            (a)   he or she acted honestly and in good faith with a view to the best interests of the Company, and

            (b)   in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful;

           (ii)  the Company shall, with the prior approval of the court having jurisdiction, indemnify a person referred to in (i) above in respect of an action by or on behalf of the Company or such body corporate to procure a judgment in its favor, to which he or she is made a party by reason of being or having been a director or an officer of the Company or such body corporate, against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfils the conditions set out in paragraphs (i)(a) and (b) above; and

          (iii)  notwithstanding anything in (i) and (ii) above, a person referred to in (i) above shall be indemnified by the Company in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Company or body corporate, if the person seeking indemnity,

            (a)   was substantially successful on the merits in his or her defense of the action or proceeding, and

            (b)   fulfills the conditions set out in paragraphs (i)(a) and (b) above.

F-10, II-1

        Nothing in the by-laws or resolutions of the Company limits the right of any person entitled to claim indemnity apart from the indemnity provided pursuant to the Resolution.

        A policy of directors' and officers' liability insurance is maintained by the Company which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provided by the Company pursuant to the Resolution or as required or permitted by law.

        Insofar as indemnification for liabilities under the United States Securities Act of 1933 may be permitted to directors, officers or persons controlling each of the Registrants pursuant to the foregoing provisions, such Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

F-10, II-2

 EXHIBITS TO FORM F-10

        The following exhibits have been filed or incorporated by reference as part of this Registration Statement:

EXHIBIT NUMBER		DESCRIPTION
4.1	*	Annual Information Form of the Company for the financial year ended December 31, 2017 (incorporated by reference from Exhibit 99.1 to the Company's Annual Report on Form 40-F for the year ended December 31, 2017, filed on April 2, 2018, as amended on April 19, 2018 to provide certain items formatted in eXtensible Business Reporting Language ("XBRL")).

4.2	*	Audited comparative consolidated financial statements of the Company and the notes thereto for the financial years ended December 31, 2017 and 2016, together with the report of the independent registered public accounting firm thereon (incorporated by reference from Exhibit 99.2 to the Company's Annual Report on Form 40-F for the year ended December 31, 2017, filed on April 2, 2018, as amended on April 19, 2018 to provide certain items formatted in XBRL).

4.3	*	Management's discussion and analysis for the audited comparative consolidated financial statements for the financial years ended December 31, 2017 and 2016 (incorporated by reference from Exhibit 99.2 to the Company's Annual Report on Form 40-F for the year ended December 31, 2017, filed on April 2, 2018, as amended on April 19, 2018 to provide certain items formatted in XBRL).

4.4	*	Management information circular dated May 1, 2017 (incorporated by reference from Exhibit 99.2 to the Company's Report on Form 6-K/A, filed on September 11, 2017).

5.1		Consent of Deloitte LLP.

5.2		Consent of Torys LLP (included in Exhibit 5.3 to Form F-3 (filed concurrently)).

6.1		Powers of Attorney (included on the signature pages of this Form F-10).

7.1	*	Trust Indenture dated as of September 20, 1995 between the Company and Computershare Trust Company of Canada (formerly Montreal Trust Company of Canada), as trustee (incorporated by reference from Exhibit 7.1 to the Company's Form F-9 filed on January 21, 2004).

7.2	*	Trust Indenture dated as of June 2, 2016 among Brookfield Finance Inc., the Company, as guarantor, and Computershare Trust Company of Canada, as trustee (incorporated by reference from Exhibit 99.1 to the Company's Form 6-K filed on June 2, 2016).

7.3	*	Trust Indenture dated as of March 10, 2017 among Brookfield Finance LLC, the Company, as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (incorporated by reference from Exhibit 99.1 to the Company's Form 6-K filed on March 10, 2017).

*
Previously filed

F-10, II-3

 FORM F-10

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.    UNDERTAKING.

        The Registrants undertake to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the "Commission") staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

ITEM 2.    CONSENT TO SERVICE OF PROCESS.

        Concurrently with the filing of this Registration Statement on Form F-10, each Registrant will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

        Concurrently with the filing of this Registration Statement on Form F-10, Computershare Trust Company of Canada, the Trustee under the Indenture (as successor to Montreal Trust Company), will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

        Any change to the name or address of the agent for service of each Registrant or the Trustee shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.

F-10, III-1

FORM F-10

SIGNATURES OF BROOKFIELD ASSET MANAGEMENT INC.

        Pursuant to the requirements of the Securities Act of 1933, Brookfield Asset Management Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on April 24, 2018.

BROOKFIELD ASSET MANAGEMENT INC.
By:	/s/ A.J. Silber
	Name:	A.J. Silber
	Title:	Vice President, Legal Affairs

        Each person whose signature appears below constitutes and appoints each of J. Bruce Flatt and Brian D. Lawson his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including amendments to be declared effective in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the following capacities on April 24, 2018.

SIGNATURE	TITLE

/s/ J. Bruce Flatt J. Bruce Flatt	Senior Managing Partner, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Brian D. Lawson Brian D. Lawson	Senior Managing Partner and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ M. Elyse Allan M. Elyse Allan	Director
/s/ Jeffrey M. Blidner Jeffrey M. Blidner	Director
/s/ Angela F. Braly Angela F. Braly	Director

F-10, III-2

SIGNATURE	TITLE

/s/ Jack L. Cockwell Jack L. Cockwell	Director
/s/ Marcel R. Coutu Marcel R. Coutu	Director
/s/ Murilo Ferreira Murilo Ferreira	Director
/s/ Robert J. Harding Robert J. Harding	Director
/s/ Maureen V. Kempston Darkes Maureen V. Kempston Darkes	Director
/s/ David W. Kerr David W. Kerr	Director
/s/ Frank J. McKenna Frank J. McKenna	Chairman of the Board of Directors
/s/ Rafael Miranda Rafael Miranda	Director
/s/ Youssef A. Nasr Youssef A. Nasr	Director
/s/ Lord Augustine Thomas O'Donnell Lord Augustine Thomas O'Donnell	Director
/s/ Ngee Huat Seek Ngee Huat Seek	Director
/s/ Diana L. Taylor Diana L. Taylor	Director

F-10, III-3

 FORM F-10

SIGNATURES OF BROOKFIELD FINANCE INC.

        Pursuant to the requirements of the Securities Act of 1933, Brookfield Finance Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on April 24, 2018.

BROOKFIELD FINANCE INC.
By:	/s/ A.J. Silber
	Name:	A.J. Silber
	Title:	Vice-President

        Each person whose signature appears below constitutes and appoints each of Dennis Blasutti and Brian D. Lawson his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including amendments to be declared effective in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the following capacities on April 24, 2018.

SIGNATURE	TITLE

/s/ Dennis Blasutti Dennis Blasutti	Vice President signing in the capacity of Chief Executive Officer (Principal Executive Officer)
/s/ Brian D. Lawson Brian D. Lawson	Chief Financial Officer and Director (Principal Financial and Accounting Officer)
/s/ Marcel R. Coutu Marcel R. Coutu	Director
/s/ George S. Taylor George S. Taylor	Director
/s/ Philip Lind Philip Lind	Director

F-10, III-4

 FORM F-10

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrants in the United States, on April 24, 2018.

TORYS LLP
By:	/s/ Mile T. Kurta
	Name:	Mile T. Kurta
	Title:	Partner

F-10, III-5

 FORM F-10

EXHIBIT INDEX

EXHIBIT NUMBER		DESCRIPTION
4.1	*	Annual Information Form of the Company for the financial year ended December 31, 2017 (incorporated by reference from Exhibit 99.1 to the Company's Annual Report on Form 40-F for the year ended December 31, 2017, filed on April 2, 2018, as amended on April 24, 2018 to provide certain items formatted in eXtensible Business Reporting Language ("XBRL")).

4.2	*	Audited comparative consolidated financial statements of the Company and the notes thereto for the financial years ended December 31, 2017 and 2016, together with the report of the independent registered public accounting firm thereon (incorporated by reference from Exhibit 99.2 to the Company's Annual Report on Form 40-F for the year ended December 31, 2017, filed on April 2, 2018, as amended on April 24, 2018 to provide certain items formatted in XBRL).

4.3	*	Management's discussion and analysis for the audited comparative consolidated financial statements for the financial years ended December 31, 2017 and 2016 (incorporated by reference from Exhibit 99.2 to the Company's Annual Report on Form 40-F for the year ended December 31, 2017, filed on April 2, 2018, as amended on April 24, 2018 to provide certain items formatted in XBRL).

4.4	*	Management information circular dated May 1, 2017 (incorporated by reference from Exhibit 99.2 to the Company's Report on Form 6-K/A, filed on September 11, 2017).

5.1		Consent of Deloitte LLP.

5.2		Consent of Torys LLP (included in Exhibit 5.3 to Form F-3 (filed concurrently)).

6.1		Powers of Attorney (included on the signature pages of this Form F-10).

7.1	*	Trust Indenture dated as of September 20, 1995 between the Company and Computershare Trust Company of Canada (formerly Montreal Trust Company of Canada), as trustee (incorporated by reference from Exhibit 7.1 to the Company's Form F-9 filed on January 21, 2004).

7.2	*	Trust Indenture dated as of June 2, 2016 among Brookfield Finance Inc., the Company, as guarantor, and Computershare Trust Company of Canada, as trustee (incorporated by reference from Exhibit 99.1 to the Company's Form 6-K filed on June 2, 2016).

7.3	*	Trust Indenture dated as of March 10, 2017 among Brookfield Finance LLC, as the issuer, the Company, as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (incorporated by reference from Exhibit 99.1 to the Company's Form 6-K filed on March 10, 2017).

*
Previously filed.

F-10, III-6

 FORM F-3

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Brookfield Finance LLC (the "Registrant") is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The limited liability company agreement (the "LLC Agreement") of the Registrant contains indemnification provisions that generally provide that the Registrant will indemnify, to the fullest extent permitted under the Delaware Limited Liability Company Act, each member and each manager, officer, employee or agent of the Registrant against all expenses, liabilities and losses (including, without limitation, reasonable attorneys' fees and expenses, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such person made a party or threatened to be made a party to or involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative or in the nature of an alternative dispute resolution by reason of the fact that such person is or was a member or a manager, officer, employee or agent of the Registrant or is or was serving as a shareholder, manager, officer, employee or agent of a subsidiary of the Registrant, other than in the case of bad faith, intentional misconduct or knowing violation of law.

        A policy of directors' and officers' liability insurance is maintained by the Registrant which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provided by the Registrant pursuant to its LLC Agreement or as required or permitted by law.

        Insofar as indemnification for liabilities under the U.S. Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions or in any underwriting agreement the Registrant may enter into, such Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

F-3, II-1

Item 9.    EXHIBITS

        The following exhibits have been filed or incorporated by reference as part of this Registration Statement on Form F-3:

EXHIBIT NUMBER		DESCRIPTION
1.1	*	Underwriting Agreement

4.1	**	Trust Indenture dated as of March 10, 2017 among Brookfield Finance LLC, as the issuer, Brookfield Asset Management Inc. ("Brookfield"), as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (incorporated by reference from Exhibit 99.1 to Brookfield's Form 6-K filed on March 10, 2017).

4.2	*	Form of Note

5.3		Opinion of Torys LLP, as to the validity of the Debt Securities

12.1		Computation of Ratio of Earnings to Fixed Charges

23.1		Consent of Deloitte LLP (included in Exhibit 5.1 to Form F-10 (filed concurrently))

23.2		Consent of Torys LLP (included in the opinion filed as Exhibit 5.3 to this Form F-3)

24.1		Power of Attorney (included in the signature page to this Form F-3)

25.1		Statement of Eligibility on Form T-1 of the U.S. Trustee for the Debt Securities

*
To be filed by 6-K in connection with an offering hereunder.

**
Previously filed.

F-3, II-2

Item 10.    UNDERTAKINGS

          (a)   The undersigned Form F-3 Registrant hereby undertakes:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i)  To include any prospectus required by Section 10(a)(3) of the U.S. Securities Act of 1933, as amended (the "Securities Act");

               (ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission"), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      Provided, however, that:

      Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by or on behalf of the Form F-3 Registrant pursuant to Section 13 or Section 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

            (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)   That for the purpose of determining liability under the Securities Act to any purchaser:

                (i)  Each prospectus filed by the Form F-3 Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

               (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of

F-3, II-3

      this Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; and

            (5)   That, for the purpose of determining liability of the Form F-3 Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Form F-3 Registrant undertakes that in a primary offering of securities of the undersigned Form F-3 Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Form F-3 Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (i)  Any preliminary prospectus or prospectus of the undersigned Form F-3 Registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Form F-3 Registrant or used or referred to by the undersigned Form F-3 Registrant;

              (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Form F-3 Registrant or its securities provided by or on behalf of the undersigned Form F-3 Registrant; and

              (iv)  Any other communication that is an offer in the offering made by the undersigned Form F-3 Registrant to the purchaser.

          (b)   The undersigned Form F-3 Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of an annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) by or on behalf of the Form F-3 Registrant that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Form F-3 Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Form F-3 Registrant of expenses incurred or paid by a director, officer or controlling person of the Form F-3 Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Form F-3 Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

F-3, II-4

FORM F-3

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Brookfield Finance LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 24, 2018.

BROOKFIELD FINANCE LLC
By:	/s/ Josh Zinn
	Name:	Josh Zinn
	Title:	Chief Financial Officer

        Each person whose signature appears below constitutes and appoints each of Mark Srulowitz and Josh Zinn his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including amendments to be declared effective in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the following capacities on April 24, 2018.

SIGNATURE	TITLE

/s/ Mark Srulowitz Mark Srulowitz	President, Chief Executive Officer and Manager (Principal Executive Officer)
/s/ Josh Zinn Josh Zinn	Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)
/s/ Rami El Jurdi Rami El Jurdi	Manager
/s/ Jordan Kolar Jordan Kolar	Manager

F-3, II-5

 FORM F-3

EXHIBIT INDEX

EXHIBIT NUMBER		DESCRIPTION
1.1	*	Underwriting Agreement

4.1	**	Trust Indenture dated as of March 10, 2017 among Brookfield Finance LLC, as the issuer, Brookfield Asset Management Inc. ("Brookfield"), as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (incorporated by reference from Exhibit 99.1 to Brookfield's Form 6-K filed on March 10, 2017).

4.2	*	Form of Note

5.3		Opinion of Torys LLP, as to the validity of the Debt Securities

12.1		Computation of Ratio of Earnings to Fixed Charges

23.1		Consent of Deloitte LLP (included in Exhibit 5.1 to Form F-10 (filed concurrently))

23.2		Consent of Torys LLP (included in the opinion filed as Exhibit 5.3 to this Form F-3)

24.1		Power of Attorney (included in the signature page to this Form F-3)

25.1		Statement of Eligibility on Form T-1 of the U.S. Trustee for the Debt Securities

*
To be filed by 6-K in connection with an offering hereunder.

**
Previously filed.

F-3, II-6